As filed with the Securities and Exchange Commission on November 3, 2006

Registration No. 33-49275

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SUNOCO, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	23-1743282
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1735 Market Street - Suite LL

Philadelphia, Pennsylvania 19103-7583

(Address of Principal Executive Offices) (Zip Code)

SUNOCO, INC. EMPLOYEE OPTION PLAN

(Full title of the plan)

Joseph P. Krott, Comptroller

1735 Market Street - Suite LL

Philadelphia, Pennsylvania 19103-7583

(Name and address of agent for service)

(215) 977-3000

(Telephone number, including area code, of agent for service)

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (File No. 33-49275) (the “Registration Statement”) of Sunoco, Inc. (the “Company”), which was filed with the Securities and Exchange Commission on December 30, 1992. The Registration Statement registered shares of the Company’s common stock, par value $1.00 per share, and an indeterminate amount of participation interests for issuance pursuant to the Company’s Employee Option Plan (the “Plan”). The Plan has been terminated, all participation in the Plan has ceased and there are no interests remaining outstanding under the Plan. Accordingly, the Company is filing this Post-Effective Amendment No. 1 to deregister the shares of common stock and the participation interests of the Company that were registered on the Registration Statement but were not issued at the termination of the Plan.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933 and Rule 478(a) thereunder, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, as of the 2nd day of November, 2006.

SUNOCO, INC.

By:	/s/ JOSEPH P. KROTT
Joseph P. Krott Comptroller

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Registration Statement has been signed by or on behalf of the following persons in the capacities indicated, as of this 2nd day of November, 2006.

/s/ ROBERT J. DARNALL	/s/ JOHN P. JONES, III
Robert J. Darnall, Director	John P. Jones, III, Director

/s/ JOHN G. DROSDICK	/s/ JAMES G. KAISER
John G. Drosdick, Chairman,	James G. Kaiser, Director
Chief Executive Officer,
President and Director	/s/ JOSEPH P. KROTT
(Principal Executive Officer)	Joseph P. Krott, Comptroller
(Principal Accounting Officer)
/s/ URSULA O. FAIRBAIRN
Ursula O. Fairbairn, Director	/s/ R. ANDERSON PEW
R. Anderson Pew, Director
/s/ THOMAS P. GERRITY
Thomas P. Gerrity, Director	/s/ G. JACKSON RATCLIFFE
G. Jackson Ratcliffe, Director
/s/ ROSEMARIE B. GRECO
Rosemarie B. Greco, Director	/s/ JOHN W. ROWE
John W. Rowe, Director
/s/ THOMAS W. HOFMANN
Thomas W. Hofmann, Senior Vice	/s/ JOHN K. WULFF
President and Chief Financial Officer	John K. Wulff, Director
(Principal Financial Officer)

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SIGNATURES

The Plan. Pursuant to the requirements of the Securities Act of 1933 and Rule 478(a) thereunder, the trustees or other persons who administer the Plan have duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on behalf of the Plan by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, as of the 2nd day of November, 2006.

SUNOCO, INC. EMPLOYEE OPTION PLAN

By:	/s/ ROLF D. NAKU
Rolf D. Naku
Senior Vice President, Human Resources and Public Affairs

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